Exhibit 99.1

Gain Therapeutics Appoints Gene Mack as Chief Executive Officer and Director

Gene Mack Has Served As CFO Since April 2024 And Interim CEO Since June 2024

Gianluca Fuggetta Will Assume The Role Of Senior Vice President, Finance

BETHESDA, Md., January 07, 2025 -- Gain Therapeutics, Inc. (Nasdaq: GANX) (“Gain”, or the “Company”), a clinical-stage biotechnology company leading the discovery and development of the next generation of allosteric small molecule therapies, today announced that Gene Mack, who has served as the Company’s Chief Financial Officer since April 2024 and interim Chief Executive Officer since June 2024, has been appointed President and Chief Executive Officer, effective January 6, 2025. Mr. Mack has also been appointed as a member of the Company’s Board of Directors, effective January 6, 2025. Additionally, Gianluca Fuggetta, the Company’s current Finance Vice President, has been appointed Senior Vice President, Finance and the Company’s Principal Financial Officer.

“On behalf of the Board of Directors, I am pleased to announce that Mr. Gene Mack has been promoted to lead Gain Therapeutics as Chief Executive Officer. Over the last nine months Gene has served as both our CFO and interim CEO and has demonstrated a leadership approach that supports strong alignment between the Company’s short-term and long-term objectives. Gene’s appointment as CEO will maintain continuity as GT-02287 advances through clinical development. Since joining Gain, Gene has proven himself to be a strategic and effective leader who is focused on achieving the Company’s goals for patients, shareholders, and other stakeholders. It is also my pleasure to welcome Gene to the Board of Directors and I look forward to his contributions in the future,” stated Dr. Islam, Chairman of the Board of Directors. “Following Gene’s appointment as CEO, I will no longer maintain an executive role in the Company but will continue in my function as Chairman of the Board of Directors,” concluded Dr. Islam.

Gene Mack, newly appointed CEO of Gain, added, “I am honored by the opportunity to lead the passionate team we have here at Gain – a team that I have grown very fond of after experiencing firsthand during 2024 how uniformly committed everyone is to our mission of developing truly disease-altering treatments that go beyond temporary symptom relief. I look forward to providing continuing support and contributing to the impressive work being done by my colleagues at Gain as we guide our lead candidate, GT-02287, through the currently ongoing Phase 1b trial in people with Parkinson’s Disease during the first half of 2025, while also preparing for potential Phase 2 activities during the second half of 2025.”

Gene has over 25 years of experience in the life sciences sector spanning clinical research, financing and capital markets, investing, corporate strategy and business development. Prior to joining Gain, Gene was CFO at privately held Imcyse SA between 2021 and 2023. Prior to Imcyse, Gene was CFO at OncoC4, a privately held biotechnology company that spun out of Merck & Co’s (MSD) acquisition of OncoImmune in 2020 where he had also been CFO. Before that, he has held the CFO role for several development- and commercial-stage biopharmaceutical companies. Prior to his operational experience, Gene covered the biotechnology and life sciences sector as a senior publishing analyst at various investment banks, including Gruntal & Co, Lazard, Mizuho, and HSBC. Gene received his BS in Biochemistry and MBA in Finance from Fordham University.

About GT-02287

Gain Therapeutics’ lead drug candidate, GT-02287, is in clinical development for the treatment of Parkinson’s disease (PD) with or without a GBA1 mutation. The orally administered, brain-penetrant small molecule is an allosteric protein modulator that restores the function of the lysosomal protein enzyme glucocerebrosidase (GCase) which becomes misfolded and impaired due to mutations in the GBA1 gene, the most common genetic abnormality associated with PD, or other age-related stress factors. In preclinical models of PD, GT-02287 restored GCase enzymatic function, reduced aggregated α-synuclein, neuroinflammation and neuronal death, and improved motor function and cognitive performance. Additionally, GT-02287 significantly reduced plasma neurofilament light chain (NfL) levels, an emerging biomarker for neurodegeneration.

Compelling preclinical data in models of both GBA1-PD and idiopathic PD, demonstrating a disease-modifying effect after administration of GT-02287, suggests that GT-02287 may have the potential to slow or stop the progression of Parkinson’s disease.

Gain’s lead program in Parkinson’s disease has been awarded funding support from The Michael J. Fox Foundation for Parkinson’s Research (MJFF) and The Silverstein Foundation for Parkinson’s with GBA, as well as from the Eurostars-2 joint program with co-funding from the European Union Horizon 2020 research and Innosuisse – Swiss Innovation Agency.

About Gain Therapeutics, Inc.

Gain Therapeutics, Inc. is a clinical-stage biotechnology company leading the discovery and development of next generation allosteric therapies. Gain’s lead drug candidate, GT-02287 is currently being evaluated for the treatment of Parkinson’s disease with or without a GBA1 mutation. Results from a Phase 1 study of GT-02287 in healthy volunteers demonstrated favorable safety and tolerability, plasma exposure in the projected therapeutic range, CNS exposure, and target engagement and modulation of GCase enzyme.

Gain’s unique approach enables the discovery of novel, allosteric small molecule modulators that can restore or disrupt protein function. Deploying its highly advanced Magellan™ platform, Gain is accelerating drug discovery and unlocking novel disease-modifying treatments for untreatable or difficult-to-treat disorders including neurodegenerative diseases, rare genetic disorders and oncology.

Forward-Looking Statements

This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct or that those goals will be achieved, and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, statements regarding: the development of the Company’s current or future product candidates including GT-02287; expectations regarding the timing of results from a Phase 1b clinical study for GT-02287; expectations regarding the timing of patient enrollment for a Phase 1b clinical study for GT-02287; and the potential therapeutic and clinical benefits of the Company’s product candidates. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the Company’s Form 10-K for the year ended December 31, 2023 and Form 10-Q for the quarter ended September 30, 2024. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:

Apaar Jammu and Chuck Padala
ajammu@gaintherapeutics.com
chuck@lifesciadvisors.com

Media Contacts:

Russo Partners
Nic Johnson and Elio Ambrosio
nic.johnson@russopartnersllc.com
elio.ambrosio@russopartnersllc.com
(760) 846-9256